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                                  EXHIBIT 10.3

                   FOR INCLUSION IN NEW VALLEY CORPORATION'S
               CURRENT REPORT ON FORM 8-K DATED JANUARY 31, 1997






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                                 USE AGREEMENT


     THIS USE AGREEMENT, dated as of January 31, 1997, is entered into by and between BrookeMil Ltd., a Cayman Islands company ("BML"), and Liggett-Ducat Joint Stock Company, a Russian closed joint stock company ("LDJSC").

                               STATEMENT OF FACTS

            BML has leased the land and buildings located at 6 Gasheka Street, Moscow, where the tobacco factory operated by LDJSC is currently located (the "Factory Site"), pursuant to:

                 (a) a Land Lease Agreement dated February 3, 1992 (as amended to date), by and between The Government of the City of Moscow, as landlord, and BML, as tenant, relating to the land at the Factory Site (the "Land Lease); and

                 (b) a Lease Agreement dated August 23, 1993 (as amended to date), by and between The Property Management Committee of Moscow, as landlord, and BML, as tenant, relating to the buildings at the Factory Site (the "Buildings Lease" and, together with the Land Lease, the "Leases").

            On the date hereof, New Valley Corporation, a Delaware corporation ("NVC"), has purchased from Brooke (Overseas) Ltd., a Delaware corporation ("Brooke"), 10,483 shares of the common stock of BML pursuant to a Stock Purchase Agreement dated as of January 31, 1997, among BML, Brooke and NVC. As contemplated in such agreement, LDJSC desires the right to use the Factory Site in connection with the operation of its business, and BML desires to permit it to do so, all on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

     1. BML hereby grants to LDJSC the exclusive right to use and occupy the Factory Site for the sole purpose of the operation therein of its business (which is the manufacture of cigarettes and other tobacco products), as well as activities incidental and/or related thereto, during the period (the "Use Period") commencing on the date hereof and expiring on the earliest to occur of:

            (a) five (5) years after the date hereof, subject to extension by written agreement of the parties;




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           (b) the termination, for whatever cause, of either or both of the Leases;

           (c) ninety (90) days after LDJSC gives written notice to BML of its election to terminate this Use Agreement, which LDJSC may do in its sole discretion (regardless of whether with or without cause);

           (d) ninety (90) days after BML gives written notice to LDJSC that either:

                 (i) any irreparable damage to the Factory Site has been caused through LDJSC's fault (if the same shall be confirmed by a competent independent body); or

                 (ii) LDJSC has failed to perform any of its material
            obligations hereunder,

unless LDJSC cures such condition or default within sixty (60) days after its receipt of such notice;

           (e) two hundred seventy (270) days after BML gives written notice to LDJSC of its election to terminate this Use Agreement, which BML may do in its sole discretion (regardless of whether with or without cause); and

           (f) the mutual written consent of the parties.

      2. During the Use Period, LDJSC shall:

           (a) observe and perform all of the non-monetary terms, covenants, conditions and obligations that are imposed upon BML with respect to the Factory Site pursuant to the Leases (including, without limitation, those obligations imposed upon BML pursuant to Paragraph 8 of the Buildings Lease, Articles 6.2.3, 6.2.4, 6.2.6, 6.2.7 of the Land Lease and Paragraph 2 of Annex 6 to the Land Lease); and

           (b) reimburse BML for all payments made by BML in satisfaction of its monetary obligations with respect to the Factory Site pursuant to the Leases (including, without limitation, all rent, taxes, duties and other charges).

LDJSC shall indemnify and hold BML harmless from and against any and all claims, liability, cost and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by BML as a consequence of any breach of LDJSC's obligations under subparagraph (a) above.



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      3. During the Use Period, BML shall:

           (a) afford to LDJSC all of the rights and privileges relating to its use and occupancy of the Factory Site that are afforded to BML with respect thereto pursuant to the Leases, excluding, however, those rights and/or privileges of BML pursuant to the fourth subparagraph of Paragraph 7 (relating to subletting) of the Buildings Lease, Paragraph 18 of the Buildings Lease and Articles 6.3, 6.4.6, 6.4.7, 13, 14 and 15 of the Land Lease;

           (b) make all payments required under the Leases and all taxes related thereto, provided that it shall be reimbursed for such payments for each preceding year by LDJSC in accordance with paragraph 2(b) hereof;

           (c) not interfere with the use of the Factory Site by LDJSC;

           (d) use its best efforts to maintain the Leases in full force and effect, and not accept any changes to the Leases which would materially and adversely affect LDJSC's rights hereunder without the prior written consent of LDJSC;

           (e) in the event of any claims related to the Factory Site, use its best efforts to protect the rights of LDJSC arising out of, or based on the provisions of this Use Agreement, and reimburse LDJSC for any costs incurred to protect LDJSC's rights to use the Factory Site; and

           (f) perform all the other obligations of the landlord pursuant to the Leases, except as indicated otherwise herein.

      4. BML hereby confirms that it shall have no rights in regard to LDJSC's business, any profit from such business, or any other activities of LDJSC (whether related or unrelated to the operation of the Factory Site) pursuant to, or by reason of, this Use Agreement.

      5. The following provisions of the Leases are hereby incorporated into this Use Agreement by this reference, and shall be binding between the parties hereto as if set forth herein at length:

           (a) Paragraphs 11, 19 (except that Paragraph 19 shall not apply to the disclosure by LDJSC where such disclosure of any terms of this Use Agreement or information relating to it is necessary or practicable for LDJSC in order to justify to third parties, including any



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      authorities, its right to use the Factory Site) and 21 of the Buildings
      Lease; and

        (b) Articles 11, 17.2, 17.4, 17.5 and 17.8 of the Land Lease.

        In the event of a conflict between an explicit provision of this Use Agreement and a provision or a part thereof of any of the Leases incorporated therein by reference, the explicit provision of this Use Agreement shall apply.

     6. All correspondence between the parties hereto related to, or in connection with, this Use Agreement, shall be in writing and shall be sent or delivered by hand to the address of each party as follows:

      if to BML, at:           BrookeMil Ltd.
                               PO Box 219
                               Fifth Floor, Butterfield House
                               George Town, Grand Cayman Island
                               British West Indies
                               Attention:  David Geovanis, President

      if to LDJSC, at:         Liggett-Ducat Joint Stock Company
                               8-10 (Ducat Place) Gasheka Street
                               Moscow, Russia 125047
                               Attention: Ronald J. Bernstein, President


     7. This Agreement shall be binding upon the successors and assigns of the parties hereto.

     8. LDJSC shall have the right at any time in its discretion to require that BML execute, register, and/or use its best efforts to cause the Government of Moscow or the appropriate agency thereof to execute and/or register an agreement or agreements which would allow LDJSC to use the Factory Site under terms in all material respects similar to the terms of this Use Agreement, if, in LDJSC's sole discretion, such actions will ensure to a greater extent the validity and enforceability of LDJSC's rights hereunder; provided, however, that in the event the execution and/or registration of such agreement or agreements by BML shall, in its reasonable judgment, constitute or result in a default of any of the provisions of the Leases (including, but not limited to, Article 7 of the Land Lease and Article 6.3.2 of the Building Lease), BML shall use its best efforts to cause the Government of Moscow or the appropriate agency thereof to take all action necessary to permit the execution and registration of such agreement or agreements, and shall not be required to execute and/or register such agreement or agreements until the Government of Moscow or such appropriate agency thereof takes such necessary action. BML agrees to cooperate and take all other related actions in order to achieve the above-referenced purpose.


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  9. The parties shall use endeavor to settle amicably any disputes or claims arising out of or in connection with this Use Agreement or its breach, termination, or invalidity.

     All such disputes or claims which cannot be settled amicably within thirty
(30) days after the notice from one party to the other of their occurrence and can be referred to arbitration for settlement shall be submitted to an arbitral tribunal formed and proceeding in accordance with the UNCITRAL Rules. The arbitral tribunal shall consist of three arbitrators who may be Russian nationals or nationals of other countries. The chairman of the arbitral tribunal shall not be a national of any one of the countries of the parties hereto. The proceedings of the tribunal shall be conducted in the English language in Moscow.

     The parties shall waive any immunity to which they may be entitled in respect of the jurisdiction of the arbitral tribunal or the execution of any award by the tribunal and shall recognize such award as final and binding.




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     IN WITNESS WHEREOF, the parties have caused this Use Agreement to be duly executed as of the day and year first above written.



For BML:                            For LDJSC:

BROOKEMIL LTD.                      LIGGETT-DUCAT JOINT STOCK
                                    COMPANY

By:  /s/ David Geovanis             By:   /s/ Ronald J. Bernstein
     -------------------------            ------------------------------
     David Geovanis, President            Ronald J. Bernstein, President





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